EXHIBIT 99.1


                                  PRESS RELEASE


     99(CENT) ONLY STORES(R) REPORTS EARNINGS PER SHARE OF $0.19 FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2002, COMPARED TO $0.16 IN 2001.

     CITY OF COMMERCE, CA -- October 22, 2002 -- 99(cent) Only Stores(R) (NYSE:NDN) reported net income of $13.3 million for the quarter ended September 30, 2002 up 18.7% from $11.2 million in the third quarter of 2001. Net income in the third quarter of 2002 was 7.7% of sales.

     Earnings per share was $0.19 in the third quarter of 2002, compared with earnings per share of $0.16 in the third quarter of 2001, a 18.8% increase.

     Total sales in the third quarter 2002 increased 19.6% to $172.3 million compared to net sales of $144.0 million in the third quarter of 2001. Retail sales for the third quarter were $160.4 million, up $29.6 million or 22.6% from sales of $130.8 million in 2001. Same-store-sales in the third quarter were 1.1%.

     Earnings per share for the nine months ended September 30, 2002 increased 19.6% to $0.55 compared to $0.46 in 2001. Total sales for the nine months ended September 30, 2002 increased 24.1%. Same-store-sales for the first nine months of 2002 increased 3.7%.

     Gross margin for the third quarter of 2002 was 39.9% versus 39.1% in the third quarter of 2001. Retail gross margin for the quarter was 41.3% versus 41.1% in 2001. This improvement in gross margin is due to favorable buys of both close-out and re-orderable product.

     Selling, general and administrative expenses were 27.9% of sales, compared with 27.4% in 2001. The increase in expenses was principally due to increases in depreciation and in labor costs due to the January 2002 California minimum wage increase.

     Operating income for the third quarter of 2002 was 12.0% compared with 11.7% for 2001. Pre-tax net income for the third quarter of this year was 12.6%.

     Eric Schiffer, President of the Company said, "We are pleased to announce strong earnings per share of $0.19. We continue to expect to grow earnings per share by 20% per annum. We are pleased with our customer's positive reaction to recent merchandising initiatives including milk and our newly introduced gourmet food section. We are excited about how our new stores outside of Southern California are performing. We expect to open 7 stores in the fourth quarter and to increase our square footage by at least 25% this year and into the future."

     99(cent) Only Stores(R), the nation's oldest existing one-price retailer, operates 146 retail stoRES IN Southern and Central California, Las Vegas, Nevada and Phoenix, Arizona and a wholesale division called Bargain Wholesale. 99(cent) Only Stores(R) emphasizes name-brand consumables, priced at an excellent valuE, IN attractively merchandised stores.

     This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                         99(cent) ONLY STORES
                                         STATEMENTS OF INCOME
                             (Amounts in thousands except per share amounts)

                                        Quarter Ended                      Nine Months Ended
                                        SEPTEMBER 30                          SEPTEMBER 30
                                        ------------                          ------------
                                 2002                 2001               2002                2001
                                 ----                 ----               ----                ----
Net sales:
   99(cent)Only Stores         $160,424     93.1%   $130,799   90.8%   $465,507    92.5%   $363,534    89.7%
   Bargain Wholesale             11,839      6.9%     13,223    9.2%     37,722     7.5%     41,831    10.3%
                               --------    ------   --------  ------   --------   ------   --------   ------
                                172,263    100.0%    144,022  100.0%    503,229   100.0%    405,365   100.0%
Cost of sales                   103,509     60.1%     87,751   60.9%    302,668    60.1%    247,845    61.1%
                               --------    ------   --------  ------   --------   ------   --------   ------
   Gross Profit                  68,754     39.9%     56,271   39.1%    200,561    39.9%    157,520    38.9%
Selling, general and
   Administrative expenses       48,147     27.9%     39,508   27.4%    139,609    27.8%    109,688    27.1%
                               --------    ------   --------  ------   --------   ------   --------   ------
   Operating Income              20,607     12.0%     16,763   11.7%     60,952    12.1%     47,832    11.8%
Other income (expense)
   Interest income, net             775      0.4%        937    0.7%      2,350     0.5%      3,364     0.8%
   Other                            360      0.2%        360    0.2%      1,080     0.2%      1,080     0.3%
                               --------    ------   --------  ------   --------   ------   --------   ------
                                  1,135      0.6%      1,297    0.9%      3,430     0.7%      4,444     1.1%
 Income before income taxes      21,742     12.6%     18,060   12.6%     64,382    12.8%     52,276    12.9%
 Provision for income taxes       8,487      4.9%      6,892    4.8%     25,139     5.0%     20,215     5.0%
                               --------    ------   --------  ------   --------   ------   --------   ------
 Net Income                    $ 13,255      7.7%   $ 11,168    7.8%   $ 39,243     7.8%   $ 32,061     7.9%
                               ========    ======   ========  ======   ========   ======   ========   ======
Basic earnings per share
   Net income                     $0.19                $0.16              $0.56               $0.47
                               ========             ========           ========            ========
Diluted earnings per share
   Net income                     $0.19                $0.16              $0.55               $0.46
                               ========             ========           ========            ========

Weighted average number of
Common shares outstanding:
   Basic                         70,043               68,995             69,830              68,635
   Diluted                       71,217               70,369             71,139              69,684


                              99(cent) ONLY STORES
                                 BALANCE SHEETS

                             (Amounts in thousands)

                                            September 30,    December 31,   September 30,
                                                2002             2001            2001
                                            -------------    ------------   -------------
ASSETS:
Cash                                          $  3,292        $    232        $ 10,783
Short-term investments                         112,162         147,566         122,469
Receivables, net                                 3,590           3,523           5,430
Income tax receivable                            5,342           1,384               -
Inventories                                     83,823          66,528          68,215
Other current assets                             3,212           3,886           4,051
                                              --------        --------        --------
      Total current assets                     211,421         223,119         210,948

Property and Equipment, net                    118,169         103,639          90,388

Long term investments in marketable             42,959             533               -
securities

Other assets                                    27,018          24,867          22,428
                                              --------        --------        --------
      Total assets                            $399,567        $352,158        $323,764
                                              ========        ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current portion of capitalized lease          $     41        $     40        $      -
Accounts payable                                 9,850          15,244          10,178
Accrued expenses                                13,881          11,878           7,829
Income tax payable                                   -               -           6,960
Due to shareholder                                   -           1,655               -
                                              --------        --------        --------
      Total current liabilities                 23,772          28,817          24,967

Deferred compensation                              950               -               -
Deferred rent                                    2,150           2,061           2,232
Capitalized lease obligation                     1,627           1,637               -
                                              --------        --------        --------
                                                 4,727           3,698           2,232

Shareholders' equity                           371,068         319,643         296,565
                                              --------        --------        --------
      Total liabilities and
         shareholders' equity                 $399,567        $352,158        $323,764
                                              ========        ========        ========

                              99(cent) ONLY STORES
                            STATEMENTS OF CASH FLOWS

                             (Amounts in thousands)

                                                                         NINE MONTHS ENDED
                                                                           September 30,

                                                                         2002          2001
                                                                       --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income.......................................................   $39,243       $32,061
   Adjustment to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization..................................    12,769         8,703
     Other..........................................................       (18)         (191)
     Tax benefit from exercise of non-qualified employee stock                         3,925
       options......................................................     3,500
   Changes in assets and liabilities associated with operating activities:
     Accounts receivable............................................       (67)       (1,861)
     Inventories....................................................   (17,295)       (4,522)
     Other assets...................................................       674        (3,836)
     Accounts payable...............................................    (5,393)       (2,444)
     Accrued expenses...............................................     1,518        (1,220)
     Worker's compensation..........................................       486           613
     Income taxes...................................................    (3,958)        6,408
     Deferred rent..................................................        90            90
     Due to shareholder.............................................    (1,655)            -

       Net cash provided by operating activities....................    29,894        37,726

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment..............................   (27,281)      (31,498)
   Reduction of short-term investments..............................    35,403       (13,039)
   Purchases of long-term investments and other ....................   (42,426)        1,514
   Purchases of other assets........................................    (1,201)            -

       Net cash (used) in investing activities......................   (35,505)      (43,023)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments of capital lease obligation.............................       (10)            -
   Proceeds from exercise of stock options..........................     8,681         7,046

       Net cash provided by financing activities....................     8,671         7,046

NET INCREASE IN CASH................................................     3,060         1,749
CASH, beginning of period...........................................       232         9,034

CASH, end of period.................................................    $3,292       $10,783



Note to Editors: 99(cent)Only Stores(R)news releases and information available on the World Wide Web AT htpp://www.99only.com

CONTACT: 99(cent)Only Stores(R), City of Commerce, California, Andy Farina, CFO, 323/881-9933